As filed with the Securities and Exchange Commission on December 15, 2017.

Registration No. 333-[_________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GraniteShares ETP Trust
(Exact name of registrant as specified in its charter)

Delaware	TO BE APPLIED FOR
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GraniteShares LLC
30 Vesey Street
New York, NY 10007
917-338-0565
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GraniteShares LLC
30 Vesey Street
New York, NY 10007
917-338-0565
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
W. Thomas Conner, Esq.
Vedder Price P.C.
1633 Broadway, 31st Floor
New York, NY 10019
(212) 407-7715

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
GraniteShares ETP Trust	1	$100	$100	$0.01

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GraniteShares ETP Trust

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
GraniteShares Bitcoin ETF	Front Month Bitcoin Futures
GraniteShares Short Bitcoin ETF	Front Month Bitcoin Futures

GraniteShares ETP Trust (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest of either of the series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust, which represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. The shares of beneficial interest (“Shares”) of each Fund will be offered on a continuous basis from time to time. The GraniteShares Bitcoin ETF (the “Matching Fund”) and the GraniteShares Short Bitcoin ETF (the “Inverse Fund”) have not, prior to the date of this Prospectus, commenced trading and do not have any performance history.

The Shares of each Fund will be listed on Cboe BZX Exchange, Inc. (“Cboe BZX”) (the “Exchange”) and will trade under the ticker symbols to be announced prior to commencement of trading.

The Matching Fund seeks results (before fees and expenses) that, both for a single day and over time, match the performance of front month bitcoin futures contracts listed and traded on the Cboe Futures Exchange, LLC (“CFE”). These contracts are referred to herein as “Bitcoin Futures Contracts” or the “Benchmark.” “Bitcoin” is a digital asset based on the decentralized, open source protocol of the peer-to-peer bitcoin computer network (“Bitcoin Network”). The Inverse Fund seeks to provide investment results that, on a daily basis correspond (before fees and expenses) to the inverse (-1x) of the daily performance of the Benchmark for a single day. A “single day” is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation time for the Funds is typically 4:00 p.m. Eastern time. Please see the section entitled “Summary—Creation and Redemption Transactions” on pages [6] for additional details on the NAV calculation time for the Funds.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER

TO “RISK FACTORS” BEGINNING ON PAGE [  ].

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

The Funds are not appropriate for all investors and present many different risks than other types of funds, including risks relating to investing in Bitcoin Futures Contracts, exposure to bitcoin, and, in the case of the Inverse Fund, risks associated with the use of leverage.

Each Fund intends to invest substantially all of its assets through either long or short positions, as applicable, in Bitcoin Futures Contracts in a manner consistent with its investment objective. Neither Fund invests directly in bitcoin. Bitcoin is a digital asset with a limited operating history. The performance of the Bitcoin Futures Contracts in which each Fund invests, and therefore the performance of the Funds, can be expected to be very different from the price of bitcoin. The value of a Fund’s investments in Bitcoin Futures Contracts may not be correlated with the price of bitcoin and may go down when the price of bitcoin goes up (and vice versa). An investor should only consider an investment in a Fund if he or she understands the consequences of investing in Bitcoin Futures Contracts.

1

Bitcoin Futures Contracts have only recently been listed for trading and have a very limited trading history. There can be no assurance that an active trading market for Bitcoin Futures Contracts will develop or be maintained. The Funds’ investments in Bitcoin Futures Contracts may be illiquid and/or highly volatile and the Funds may experience large losses from buying, selling or holding such investments. As with all investments, an investor in either Fund could potentially lose the full principal value of his/her investment, even over periods as short as one day.

An investor should only consider an investment in the Inverse Fund if he or she understands the consequences of seeking daily inverse investment results. The Inverse Fund seeks as its investment objective to provide a return (before fees and expenses) equal to the inverse (-1x) of the performance of the Benchmark for a single day, not for any other period. The return of the Inverse Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ, because of this, from the Fund’s multiple (-1X) times the return of the Benchmark for the same period. Daily compounding of the Inverse Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Inverse Fund’s return for a period as the return of the Bitcoin Futures Contracts that comprise the Fund’s Benchmark. The Inverse Fund is designed to return for a single day the inverse (-1x) of the return that would be expected of a fund with an objective of matching the performance of the Benchmark for such day.

Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

Each Fund will continuously offer and redeem its Shares in blocks of [10,000] Shares (a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and GraniteShares Advisors LLC (the “Sponsor”). The initial Authorized Participant with respect to the Funds is expected to be [Name of Initial Authorized Participant]. It is expected that after the date of this Prospectus, the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of [at least two initial Creation Units] of [10,000] Shares for each Fund at an initial price per Share of [$xx] equal to [$xxx] per Creation Unit. No Fund will commence trading unless and until its initial Authorized Participant effects the minimum initial purchase with respect to such Fund. Following the initial purchase by the initial Authorized Participant, Shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

2

THE FUNDS WILL ATTEMPT TO MATCH, OR PROVIDE INVERSE EXPOSURE TO, THE PERFORMANCE OF LEAD MONTH BITCOIN FUTURES CONTRACTS IN A MANNER CONSISTENT WITH THEIR RESPECTIVE INVESTMENT OBJECTIVES. THE FUNDS DO NOT INVEST DIRECTLY IN BITCOIN. NO REPRESENTATION IS BEING MADE THAT THE BITCOIN FUTURES CONTRACTS WILL OR ARE LIKELY TO TRACK THE PRICE OF BITCOIN. NO REPRESENTATION IS BEING MADE THAT THE FUNDS WILL GENERATE PROFITS OR LOSSES SIMILAR TO THAT WHICH MAY BE ACHIEVED BY FUNDS THAT INVEST DIRECTLY IN BITCOIN. IN FACT, THERE CAN BE SHARP DIFFERENCES BETWEEN THE PERFORMANCE OF THE BITCOIN FUTURES CONTRACTS AND THE PERFORMANCE OF BITCOIN.

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES [43] THROUGH [44] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [43].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES [5] THROUGH [26].

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE

3

THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

●	All marketing materials are maintained at the offices of:

Foreside Fund Services, LLC (“Foreside” or the “Marketing Agent”)

Three Canal Plaza

Portland, Maine 04101

●	Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

The Bank of New York Mellon (“BNY” or the “Custodian”)

at 225 Liberty Street

New York, New York 10286

●	All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o GraniteShares Advisors LLC, 30 Vesey Street 9th Floor, New York, New York 10007. The main business telephone number of each of the Funds and the Sponsor is +1 (844) 476-8747.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.GRANITESHARES.COM . ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

4

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

-ii-

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

3

PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in any Shares, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, as amended, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

Important Information About the Funds

The Funds are not appropriate for all investors and present different risks than other types of funds.

Each Fund intends to invest substantially all of its assets through either long or short positions, as applicable, in Bitcoin Futures Contracts in a manner consistent with its investment objective. Neither Fund invests directly in bitcoin. Bitcoin is a digital asset with a limited operating history. The performance of the Bitcoin Futures Contracts in which each Fund invests, and therefore the performance of the Funds, can be expected to be very different from the price of bitcoin. The value of a Fund’s investments in Bitcoin Futures Contracts may not be correlated with the price of bitcoin and may go down when the price of bitcoin goes up (and vice versa).

An investor should only consider an investment in a Fund if he or she understands the consequences of investing in Bitcoin Futures Contracts, exposure to bitcoin and, in the case of the Inverse Fund, the consequences of seeking daily inverse investment results.

The Matching Fund seeks as its investment objective results (before fees and expenses) that, both for a single day and over time, match the performance of the Benchmark.

The Inverse Fund seeks to return (before fees and expenses) the inverse (-1x) of the performance of the Benchmark for a single day, not for any other period. The Inverse Fund is designed to return for a single day the inverse (-1x) of the return that would be expected of a fund with an objective of matching the same Benchmark. The return of the Inverse Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the Fund’s multiple times the return of the Benchmark for the same period. Daily compounding of the Inverse Fund’s investment returns can dramatically and adversely affect its longer-term performance, particularly during periods of high volatility. Volatility may be at least as important to the Inverse Fund’s return for a period as the return of the Bitcoin Futures Contracts that comprise the Fund’s Benchmark.

Bitcoin Futures Contracts have only recently been listed for trading and have a very limited trading history. There can be no assurance that an active trading market Bitcoin Futures Contracts will develop or be maintained. The Funds’ investments in Bitcoin Futures Contracts may be illiquid and/or highly volatile and the Funds may experience large losses from buying, selling or holding such investments. As with all investments, an investor in either Fund could potentially lose the full principal value of his/her investment, even over periods as short as one day.

Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

4

THE FUNDS WILL ATTEMPT TO MATCH, OR PROVIDE INVERSE EXPOSURE TO, THE PERFORMANCE OF FRONT MONTH BITCOIN FUTURES CONTRACTS IN A MANNER CONSISTENT WITH THEIR RESPECTIVE INVESTMENT OBJECTIVES. THE FUNDS DO NOT INVEST DIRECTLY IN BITCOIN. NO REPRESENTATION IS BEING MADE THAT THE BITCOIN FUTURES CONTRACTS WILL OR ARE LIKELY TO TRACK THE PRICE OF BITCOIN. NO REPRESENTATION IS BEING MADE THAT THE FUNDS WILL GENERATE PROFITS OR LOSSES SIMILAR TO THAT WHICH MAY BE ACHIEVED BY FUNDS THAT INVEST DIRECTLY IN BITCOIN. IN FACT, THERE CAN BE SHARP DIFFERENCES BETWEEN THE PERFORMANCE OF THE BITCOIN FUTURES CONTRACTS AND THE PERFORMANCE OF BITCOIN.

Fund Name	Benchmark
GraniteShares Bitcoin ETF	Front Month Bitcoin Futures
GraniteShares Short Bitcoin ETF	Front Month Bitcoin Futures

Each Fund uses as its “Benchmark” the performance of lead month Bitcoin Futures Contracts listed and traded on CFE. The Funds do not invest directly in bitcoin.

“Bitcoin” is a new digital asset based on the decentralized, open source protocol of the peer-to-peer bitcoin computer network (the “Bitcoin Network”). No single entity owns or operates the Bitcoin Network. Bitcoin is not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin Network is collectively maintained by a decentralized user base. The Bitcoin Network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global exchange markets for the trading of bitcoin (individually, “Bitcoin Exchanges” and collectively, the “Bitcoin Exchange Market”), market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the “Bitcoin Blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin Network user. Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin Network participants. The Bitcoin Network software source code includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies Bitcoin transactions.

The Matching Fund

The Matching Fund seeks as its investment objective results (before fees and expenses) that, both for a single day and over time, match the performance of the Benchmark. By being “long” Bitcoin Futures Contracts, the Matching Fund seeks to benefit from daily increases in the price of the Bitcoin Futures Contracts. When the price of Bitcoin Futures Contracts held by the Matching Fund declines the Matching Fund will lose value.

The Inverse Fund

The Inverse Fund seeks as its investment objective to provide a return (before fees and expenses) equal to the inverse (-1x) of the performance of the Benchmark for a single day, not for any other period. A “single day” is measured from the time the Fund calculates its net asset value (NAV) to the time of the Fund’s next NAV calculation. The NAV calculation time for the Funds, is typically 4:00 p.m. Eastern Time; please see the section entitled “Summary—Creation and Redemption Transactions” on pages [6] for additional details on the NAV calculation time for the Funds. The Inverse Fund seeks to benefit from decreases in the price of the Bitcoin Futures Contracts. When the price of Bitcoin Futures Contracts shorted by the Inverse Fund increases, the Inverse Fund will lose value.

The Inverse Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to the Benchmark is consistent with the Inverse Fund’s investment objective. The impact of the Benchmark’s movements during the day will affect whether the Inverse Fund’s portfolio needs to be repositioned. For example, if the level of the Benchmark has risen on a given day, net assets of the Inverse Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the level of the Benchmark has fallen on a given day, net assets of the Inverse Fund should rise. As a result, inverse exposure will need to be increased. Daily rebalancing and the compounding of each day’s return over time means that the return of the Inverse Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from the inverse (-1x) of the return of the Benchmark for the same period. The Inverse Fund will lose money if the Benchmark’s performance is flat over time, and it is possible for the Inverse Fund to lose money over time regardless of the performance of the Benchmark, as a result of daily rebalancing, the Benchmark’s volatility and compounding.

5

Both Funds

Each Fund intends to invest substantially all of its assets through either long or short positions, as applicable, in Bitcoin Futures Contracts in a manner consistent with its investment objective. Neither Fund invests directly in bitcoin.

Futures contracts expire on a designated date, referred to as the “expiration date.” Each Fund typically will invest in the front month Bitcoin Futures Contracts. The “front month contracts” are the contracts with the earliest expiration date. Prior to the expiration date of such contracts, each Fund will “roll” its Bitcoin Futures Contracts to the next “nearby” Bitcoin Futures Contract. The “nearby” contracts are those contracts with the next closest expiration date, The Funds will incur the costs (or benefits) of continually rolling into the new lead month contracts.

Futures contracts with a longer term to expiration may be priced higher than futures contracts with a shorter term to expiration, a relationship called “contango”. When rolling futures contracts that are in contango, the Matching Fund may sell the expiring Bitcoin Futures Contract at a lower price and buy a longer-dated Bitcoin Futures Contract at a higher price, resulting in a negative roll yield (i.e., a loss). Conversely, futures contracts with a longer term to expiration may be priced lower than futures contracts with a shorter term to expiration, a relationship called “backwardation”. When rolling futures contracts that are in backwardation, the Matching Fund may sell the expiring Bitcoin Futures Contract at a higher price and buy the longer-dated Bitcoin Futures Contract at a lower price, resulting in a positive roll yield (i.e., a gain).

When rolling futures contracts that are in contango, the Inverse Fund may buy the expiring Bitcoin Futures Contract at a lower price and sell a longer-dated Bitcoin Futures Contract at a higher price, resulting in a positive roll yield (i.e., a gain). When rolling futures contracts that are in backwardation, the Inverse Fund may buy the expiring Bitcoin Futures Contract at a higher price and sell the longer-dated Bitcoin Futures Contract at a lower price, resulting in a negative roll yield (i.e., a loss).

Each Fund generally seeks to remain fully invested at all times in Bitcoin Futures Contracts in a manner consistent with its stated investment objective without regard to market conditions, trends or direction. In addition, under limited circumstances, a Fund also may invest in swap contracts that reference the Benchmark (Options and swap contracts are referred to collectively herein as “Financial Instruments”).

The Funds will invest the remainder of their un-invested assets in high-quality, short-term debt instruments that have terms-to-maturity of less than 397 days, such as U.S. government securities and repurchase agreements (“Money Market Instruments”).

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional volatility research or analysis, or forecast market movement or trends in managing the assets of the Funds.

GraniteShares Advisors LLC, a Delaware limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 30 Vesey Street 9th Floor, New York, New York 10007. The telephone number of the Sponsor and each of the Funds is +1 844-476-8747.

6

Purchases and Sales in the Secondary Market, on Cboe BZX Exchange

The Shares of each Fund will be listed on the Cboe BZX Exchange, Inc. (the “Exchange”) under the ticker symbols to be announced prior to the commencement of trading. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between the NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by Foreside, generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with BNY, the custodian of the Funds.

Creation and redemption transactions must be placed each day with Foreside by the create/redeem cut-off time (stated below), or earlier if the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time, to receive that day’s NAV.

Create/Redeem Cut-off	NAV Calculation Time
[3:30] p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset such Fund’s estimated fees, costs and expenses, net of any interest income earned by such Fund on its investments. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page [  ], for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Shares)*
GraniteShares Bitcoin ETF
GraniteShares Short Bitcoin ETF

7

* The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share. The actual NAV of each Fund will differ and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Applicable to Investing in the Bitcoin Futures Contracts.

The value of the Bitcoin Futures Contracts may not track the price of Bitcoin on the Bitcoin Exchange Market

The Funds are benchmarked to the Bitcoin Futures Contracts, which are a new type of futures contract. The Funds are not benchmarked to the price of bitcoin and will not invest directly in bitcoin. The value of the Bitcoin Futures Contracts is based on the expected value of bitcoin at a future point in time, specifically, the expiration date of the Bitcoin Futures Contracts on the exchange where such futures contract is listed. There are expected to be multiple exchanges listing a Bitcoin Futures Contract and each exchange will utilize prices from different sources therefore the value of a Bitcoin Futures Contract may be subject to additional volatility depending on where such futures contract is listed. A change in the price of bitcoin today will not necessarily result in a corresponding movement in the price of the Bitcoin Futures Contracts since the price of the Bitcoin Futures Contracts is based on expectations of the price of bitcoin at a future point in time. As a result, each Fund should be expected to perform very differently from the performance of bitcoin (or the inverse of such performance) over all periods of time.

The market for Bitcoin Futures Contracts is new, has very limited trading history and may be less liquid and more volatile than other markets

Bitcoin Futures Contracts are a new type of futures contract. Unlike the established futures markets for traditional physical commodities, the market for Bitcoin Futures Contracts is in the development stage and has very limited trading and operational history. As such, Bitcoin Futures Contracts and the market for Bitcoin Futures Contracts may be riskier, less liquid, more volatile and more vulnerable to economic, market, industry, regulatory and other changes than more established futures contracts and futures markets. The liquidity of the market for Bitcoin Futures Contracts will depend on, among other things, the supply and demand for Bitcoin Futures Contracts, the adoption of bitcoin and the commercial and speculative interest in the market for Bitcoin Futures Contracts and the potential ability to hedge against the price of bitcoin with exchange-traded Bitcoin Futures Contracts.

8

Additionally, because the performance history of the Bitcoin Futures Contracts is extremely limited, the degree to which Bitcoin Futures Contracts are likely to provide exposure to movements in the price of bitcoin is extremely uncertain. If market participants executing trades in Bitcoin Futures Contracts face constraints, including capital constraints, security risks, or high execution costs, the price of Bitcoin Futures Contracts may fail to capture price movements in the underlying price of bitcoin. Moreover, it is not clear how changes to the Bitcoin Network, including changes that result in “forks” (as described herein) will impact the price of any Bitcoin Futures Contracts. On August 1, 2017, the Bitcoin Network was forked by a group of developers and miners accepting changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks. Multiple proposals for increasing the capacity of the Bitcoin Network still exist, and it is possible that one or more of these proposals could result in further network “forks.” Such changes may influence the price of Bitcoin Futures Contracts. In particular, it is possible that the price of the Bitcoin Futures Contracts subsequent to a “fork” will be linked to the price of bitcoin on only one of the resulting Bitcoin Networks, rather than the aggregate price of bitcoin on all resulting Bitcoin Networks, even though investors who hold bitcoin directly would participate in the value of bitcoin on all resulting Bitcoin Networks. It is likely that such changes to the Bitcoin Network would require determinations to be made with respect to the Bitcoin Futures Contracts by the relevant futures exchange, and it is possible that such determinations could adversely impact the value of Bitcoin Futures Contracts.

Risks Applicable to Bitcoin and the Bitcoin Network.

Bitcoin is a new technological innovation with a very limited operating history.

Bitcoin has a very limited history of operations and there is no established performance record for the price of Bitcoin on the Bitcoin Exchange Market that can provide an adequate basis for evaluating an investment in bitcoin, or bitcoin derivatives such as the Bitcoin Futures Contracts. Although past performance is not necessarily indicative of future results, if bitcoin had an established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Funds.

The price of Bitcoin on the Bitcoin Exchange Market is highly volatile, which could have a negative impact on the performance of Bitcoin Futures Contracts and the performance of the Funds.

The price of bitcoin as determined by the Bitcoin Exchange Market has experienced periods of extreme volatility. This volatility is due in part to the changes exhibited by an early stage technological innovation. Speculators and investors who seek to profit from trading and holding bitcoin currently account for a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may artificially inflate the price of bitcoin. Conversely, government regulation and the perception of onerous regulatory actions may cause a drop in the price of bitcoin. Developments related to the Bitcoin Network’s operations, individual bitcoin exchanges (the “Bitcoin Exchanges”) and the overall Bitcoin Exchange Market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin which may have a negative impact on the performance of the Bitcoin Futures Contracts and on the performance of the Funds.

Bitcoin is available for trading 24-hours a day and, as such, the price of bitcoin may change dramatically when the market for Bitcoin Futures Contracts is closed or when Shares are not available for trading on the Exchange.

The price of bitcoin may change sharply while the market for Bitcoin Futures Contracts is closed or when the Exchange is closed. Although neither Fund will invest directly in bitcoin, such price changes could impact the price and volatility of the Bitcoin Futures Contracts in which the Funds invest and, therefore, could have a negative impact on your investment in the Funds.

The Bitcoin Exchanges on which bitcoin trades are relatively new and, in most cases, largely unregulated and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other products; this could have a negative impact on the Bitcoin Futures Contracts in which the Funds invest.

Over the past several years, a number of Bitcoin Exchanges have been closed due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at Bitcoin Exchanges make them appealing targets for hackers and a number of Bitcoin Exchanges have been victims of cybercrimes. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. No Bitcoin Exchange is immune from these risks but the existence of these risks has created a higher barrier of entry for new Bitcoin Exchanges. The loss of confidence in new and smaller Bitcoin Exchanges and in the Bitcoin Exchange Market overall can slow down the mass adoption of bitcoin. Further, the failure of the Bitcoin Exchange Market or any other major component of the overall bitcoin ecosystem can have consequences for the Bitcoin Network, have an adverse effect on the price of bitcoin and could have a negative impact on the Bitcoin Futures Contracts.

9

A decline in the adoption of bitcoin could negatively impact the performance of the Funds.

Bitcoin’s adoption has been on a continuous climb since bitcoin first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad. The adoption, however, has been limited when compared with the increase in the price of bitcoin as determined by the Bitcoin Exchange Market. The continued adoption of bitcoin will require growth in its usage and in the Bitcoin Blockchain, for various applications. Mass adoption of bitcoin will also require an accommodating regulatory environment. A lack of expansion in usage of bitcoin and the Bitcoin Blockchain could adversely affect the market for bitcoin and may have a negative impact on the performance of the Bitcoin Futures Contracts and the performance of the Fund. Even if growth in bitcoin adoption continues in the near or medium-term, there is no assurance that bitcoin usage, or the market for Bitcoin Futures Contracts, will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, as well as increased volatility or a reduction in the price of Bitcoin Futures Contracts, which could adversely impact the value of an investment in a Fund.

A new competing digital asset may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of Bitcoin Futures Contracts and the performance of the Fund.

The Bitcoin Network and bitcoin, as an asset, currently hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin Network evolving into the most well developed network of any digital asset. The Bitcoin Network enjoys the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin Network. This in turn creates a domino effect that inures to the benefit of the Bitcoin Network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin Network, technological, regulatory or other developments could result in a decline in popularity and acceptance of bitcoin and the Bitcoin Network and that other digital currencies and trading systems could become more widely accepted and used than the Bitcoin Network.

Regulatory initiatives by governments and uniform law proposals by academics and participants in the bitcoin economy may impact the use of bitcoin or the operation of the Bitcoin Network in a manner that adversely affects the Bitcoin Futures Contracts and on your investment in the Funds.

As bitcoin and other digital assets have grown in popularity and in market size, certain U.S. federal and state governments, foreign governments and self-regulatory agencies have begun to examine the operations of bitcoin, digital assets, the Bitcoin Network, bitcoin users, Bitcoin Exchanges and the Bitcoin Exchange Market. These regulatory efforts include, but are not limited to, the following.

U.S. Federal Regulations

On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums. On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC continues to take action against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.

10

On September 17, 2015, the CFTC provided clarity regarding the regulatory treatment of bitcoin in the Coinflip civil enforcement case. There the CFTC determined that bitcoin and other virtual currencies are regulated as commodities under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to a bitcoin derivatives trading platform. Also of significance, the CFTC took the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for digital assets and on July 24, 2017, the CFTC approved Ledger X, LLC as the first derivatives clearing organization for digital currency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction.

On March 18, 2013, the Financial Crimes Enforcement Network (“FinCEN”) a bureau of the US Department of the Treasury, issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of virtual currencies (such as bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of virtual currency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin Exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that Bitcoin Exchanges, certain types of payment processors and convertible digital asset administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alledged willful violation of U.S. anti-money laundering laws.

U.S. State Regulations

In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in digital currency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital currency business activity. Other states have considered regimes similar to the BitLicense, or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in digital currency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime. Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of digital currency and not its use. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other digital assets as a means of payment. In July 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications.

11

Proposed Uniform Legal Frameworks

On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of virtual currency businesses, including bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis.

Non-U.S. Regulation

The global regulatory landscape for bitcoin and other digital assets has been inconsistent and continues to evolve. Some countries have taken an accommodating approach to the regulation of digital assets while others have banned their use. There are various accommodative approaches a country may take. Sweden and Australia treat bitcoin as a currency, while Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency. Norway categorizes bitcoin as a form of virtual asset or commodity. The United Kingdom treats bitcoin as private money and determined that the value added tax will not apply to bitcoin sales, but it can be charged on the commission instead. In April 2017, legislation took effect in Japan that treats bitcoin and other digital assets as included in the definition of currency. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity.

Other countries are not as accommodative of bitcoin. For example, the Chinese government on December 3, 2013 issued a notice that classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. Then on September 15, 2017, the Chinese government and local financial regulators officially requested some Chinese Bitcoin Exchanges and digital asset trading platforms to shut down by the end of September 2017. In addition, the Central Bank of Bolivia banned the use of bitcoin as a means of payment in May 2014. Further, in July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. In September 2017 the head of the Russian central bank stated that it is categorically against regulating cryptocurrencies as money, as a means by which payment can be made for goods and services, and against equating them with foreign currency. China’s and other countries’ restrictive stance towards digital assets may reduce the rate of expansion of bitcoin use or even eliminate the use of bitcoin entirely in these geographies.

Still other countries have taken the approach of accommodating bitcoin’s underlying technology or a variation of it. For example, in the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments.

The regulation of bitcoin, digital assets and related products and services continues to evolve. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to operate. Additionally, to the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a United States or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network, bitcoin trading or ownership in bitcoin, the Bitcoin Futures Contracts may be adversely affected, which may have an adverse effect on the value of your investment in the Funds. In sum, bitcoin regulation takes many different forms and will, therefore, impact bitcoin and its usage in a variety of manners.

12

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, which could have an adverse effect on the price of bitcoin and the Bitcoin Futures Contracts.

Although currently bitcoin is not regulated or is lightly regulated in most countries, including the United States, some countries have and one or more countries may in the future take regulatory actions that severely restrict the right to acquire, own, hold, sell or use bitcoin or to exchange bitcoin for fiat currency. Such restrictions could have an adverse effect on the price of bitcoin and the Bitcoin Futures Contracts in which the Funds invest and may adversely affect an investment in the Funds.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

The Bitcoin Network is currently maintained by the Core Developers (as defined herein) and no single entity owns the Bitcoin Network (see “Description of Bitcoin and the Bitcoin Network—The Bitcoin Network”). However, third parties may still assert intellectual property rights claims relating to the operation of the Bitcoin Network. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect the price of bitcoin and adversely affect the Bitcoin Futures Contracts. Additionally, a meritorious intellectual property rights claim could prevent end-users from accessing the Bitcoin Network or holding or transferring their bitcoin, which could adversely affect the value of the Bitcoin Futures Contracts. As a result, an intellectual property rights claim against Bitcoin Network participants could have a material adverse impact on the Funds.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoin and the Bitcoin Futures Contract and adversely affect an investment in the Funds.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoin and have an adverse effect on the price of Bitcoin Futures Contracts and therefore adversely affect an investment in the Funds.

Risks Specific to the Inverse Fund

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks apply to the Inverse Fund.

Due to the compounding of daily returns, the Inverse Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the Fund’s multiple (-1x) times the return of the Benchmark for the period.

The Inverse Fund has an investment objective to correspond (before fees and expenses) to the inverse (-1x) of the performance of the Benchmark for a single day. The Inverse Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary—Creation and Redemption Transactions” for the typical NAV calculation time of each Fund). The return of the Inverse Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the inverse (-1x) of the return of the Benchmark for the same period. The Inverse Fund will lose money if the price of the Bitcoin Futures Contracts it holds is flat over time, and it is possible for the Inverse Fund to lose money over time regardless of the price of the Bitcoin Futures Contracts, as a result of daily rebalancing, the Bitcoin Futures Contracts’ volatility and the effects of compounding. Longer holding periods, higher volatility, inverse exposure and greater leverage each affect the impact of compounding on the Inverse Fund’s returns. Daily compounding of the Inverse Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Inverse Fund’s return for a period as the return of the Benchmark.

13

The Inverse Fund is designed to return the inverse (-1x) of the return for a single day that would be expected of a fund with an objective of matching the Benchmark for such day. The Inverse Fund is not appropriate for all investors and presents different risks than other funds. The Inverse Fund uses leverage and is riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in the Inverse Fund if he or she understands the consequences of seeking inverse investment results for a single day. The Inverse Fund, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be a useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios.

Shareholders who invest in the Inverse Fund should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how daily Inverse Fund returns can behave for periods longer than a single day. Each involves a hypothetical Fund XYZ that seeks the inverse of the daily performance of the Benchmark (i.e., lead month Bitcoin Futures Contracts). On each day, Fund XYZ performs in line with its objective (-1X the daily performance of the Benchmark before fees and expenses). Notice that, in the first example (showing an overall loss for the period), over the entire seven-day period, the Fund XYZ’s total return is less than the inverse of the loss of the period return of the Benchmark. For the seven-day period, the Bitcoin Futures Contracts lost -5.71% while Fund XYZ gained 4.21% (versus 5.71% (or -1 * (-5.71%)).

	Bitcoin Futures Contracts		Fund XYZ
	Price	Daily Performance	Daily Performance	Price
Start	100.00			$100.00
Day 1	95.00	-5.00%	5.00%	$105.00
Day 2	99.75	5.00%	-5.00%	$99.75
Day 3	94.76	-5.00%	5.00%	$104.74
Day 4	99.50	5.00%	-5.00%	$99.50
Day 5	94.53	-5.00%	5.00%	$104.48
Day 6	99.25	5.00%	-5.00%	$99.25
Day 7	94.29	-5.00%	5.00%	$104.21
Total Return		-5.71%	4.21%

Similarly, in another example (showing an overall gain for the period), over the entire seven-day period, the Fund XYZ’s total return is less than the inverse of the period return of the Benchmark. For the seven-day period, the Bitcoin Futures Contracts gained 4.21% while Fund XYZ lost -5.71% (versus -4.21% (or -1 * 4.21%)).

14

	Bitcoin Futures Contracts		Fund XYZ
	Price	Daily Performance	Daily Performance	Price
Start	100.00			$100.00
Day 1	105.00	5.00%	-5.00%	$95.00
Day 2	99.75	-5.00%	5.00%	$99.75
Day 3	104.74	5.00%	-5.00%	$94.76
Day 4	99.50	-5.00%	5.00%	$99.50
Day 5	104.48	5.00%	-5.00%	$94.53
Day 6	99.25	-5.00%	5.00%	$99.25
Day 7	104.21	5.00%	-5.00%	$94.29
Total Return		4.21%	-5.71%

These effects are caused by compounding, but has a more significant impact for the Inverse Fund. In general, during periods of higher Bitcoin Futures Contract volatility, compounding will cause the Inverse Fund’s results for periods longer than a single day to be less than the inverse (-1x) of the return of the Benchmark. This effect becomes more pronounced as volatility increases. Conversely, in periods of lower Bitcoin Futures Contract volatility, the Inverse Fund’s returns over longer periods can be higher than the inverse (-1X) of the Benchmark. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the return of the.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of the Benchmark (i.e., lead month Bitcoin Futures Contracts) compared with the performance of a fund that perfectly achieves its inverse daily investment objective on each day during the period. The graphs demonstrate that, for periods greater than a single day, an inverse fund is likely to underperform or overperform (but not match) the performance of the Bitcoin Futures Contracts (or the inverse of the performance of the Bitcoin Futures Contracts) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the return of the Bitcoin Futures Contracts (or the inverse of the return of the Bitcoin Futures Contracts) times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods shorter than a single day (when measured intraday as opposed to NAV to NAV). See “Intraday Price/Performance Risk” below for additional details. To isolate the impact of daily leveraged exposure or inverse exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates (to obtain required leveraged or inverse exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (-1x) as of the fund’s NAV calculation time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 97%, which is the five year annualized volatility rate of the spot bitcoin prices against the U.S. Dollar reported by Bloomberg as of October 30, 2017. The prices reported by Bloomberg reflect Bloomberg’s proprietary composite rate of spot bitcoin against the U.S. Dollar at 15:59:59 Eastern Time for each trading day in U.S. equity markets. The composite rate is derived by aggregating information from the following Bitcoin exchanges: BitStamp, CoinBase, ItBit and Kraken. The volatility rate of spot bitcoin is used for illustrative purposes only because the market for Bitcoin Futures Contracts is new and historical information about the volatility of such contracts for extended periods is not yet available. The volatility of spot bitcoin prices and the volatility of Bitcoin Futures Contracts can be expected to be different over both short and long periods of time.

15

These graphs are presented to provide examples of what can occur if an investor chooses to hold the Inverse Fund for periods longer than one-day. They are not intended to suggest that longer holding periods such as one-year are an appropriate holding period.

The graph above shows a scenario where the Benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., begins and ends the year at 0%), but the Inverse Fund (-1x) is down.

16

The graph above shows a scenario where the Benchmark, which exhibits day-to-day volatility, is down over the year, but the Inverse Fund (-1x) is up less than the inverse of the Benchmark.

The graph above shows a scenario where the Benchmark, which exhibits day-to-day volatility, is up over the year, but the Inverse Fund (-1x) is down more than the inverse of the Benchmark.

17

The tables below illustrate the impact of two factors that affect the Inverse Fund’s performance, both volatility and returns of the Bitcoin Futures Contracts. Volatility is a statistical measure of the magnitude of fluctuations in the returns of the Benchmark Futures Contracts. The tables show estimated fund returns for a number of combinations of both the volatility and return of the Bitcoin Futures Contracts over a one-year period. To isolate the impact of daily inverse exposure, the graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse exposure) and cash reinvestment rates of zero percent; and c) each fund consistently maintaining perfect exposure (-1x) as of the fund’s NAV calculation time each day. If these assumptions were different, the funds’ performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, a fund’s performance would be different than shown. The table below shows an example in which an inverse fund has an investment objective to correspond (before fees and expenses) to the inverse (-1X) of the daily performance of the Benchmark. The inverse fund could incorrectly be expected to achieve a -10% return on a yearly basis if the return of the Benchmark was 10%, absent the effects of compounding. However, as the table shows, with volatility of the Benchmark of 95%, such a fund would return -63.1%. In the charts below, shaded areas represent those scenarios where an inverse fund with the investment objective described will outperform (i.e., return more than) the performance of the Benchmark times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the performance of the Benchmark times the multiple stated as the daily fund objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Investment Results For a single day, Before Fees and Expenses, that Correspond to the Inverse (-1x) of the Daily Performance of the Bitcoin Futures Contracts.

18

The foregoing table is intended to isolate the effect of volatility of the Bitcoin Futures Contracts and performance of the Bitcoin Futures Contracts on the return of an inverse (-1X) fund. The fund’s actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the below risk factor describing correlation risks.

Correlation Risks Specific to the Inverse Fund

In order to achieve a high degree of inverse correlation with the Benchmark, the Inverse Fund seeks to rebalance its portfolio daily to keep exposure consistent with its investment objective. Being materially under or overexposed to the Bitcoin Futures Contracts and Financial Instruments, if any, may prevent the Inverse Fund from achieving a high degree of correlation with the Benchmark. Market disruptions or closures, large movements of assets into or out of the Inverse Fund, regulatory restrictions or extreme market volatility will adversely affect such Fund’s ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the movements of the price of the Bitcoin Futures Contracts and Financial Instruments, if any, held by the Inverse Fund during each day. Because of this, it is unlikely that the Inverse Fund will be perfectly exposed (i.e., -1x) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the price of the Bitcoin Futures Contracts or Financial Instruments, if any, held by the Inverse Fund are volatile near the close of the trading day.

In addition, unlike other funds that do not rebalance their portfolios as frequently, the Inverse Fund may be subject to increased trading costs associated with daily portfolio rebalancings in order to maintain appropriate exposure to the Bitcoin Futures Contracts. Such costs include commissions paid to the FCMs, and may vary by FCM. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges—Breakeven Table” on page [41].

For general correlation risks of the Inverse Fund, please see “Several factors may affect a Fund’s ability to closely track its investment objective on a consistent basis.” below.

Intraday Price/Performance Risk.

The Inverse Fund is typically rebalanced at or about the time of its NAV calculation time (which may be other than at the close of the U.S. equity markets). As such, the intraday position of the Inverse Fund will generally be different from the Inverse Fund’s stated daily investment objective (i.e., -1x). When Shares are bought intraday, the performance of the Inverse Fund’s Shares until the Inverse Fund’s next NAV calculation will generally be greater than or less than the Inverse Fund’s stated daily multiple.

The use of inverse positions by the Inverse Fund could result in the total loss of an investor’s investment.

Inverse positions can also result in the total loss of an investor’s investment. For the Inverse Fund, a single-day or intraday increase in the price of the Bitcoin Futures Contracts approaching 100% could result in the total loss or almost total loss of an investor’s investment.

Additional Risks Applicable to Both Funds

The assets that the Funds invest in can be highly volatile and the Funds may experience large losses when buying, selling or holding such instruments.

Investments linked to bitcoin, including the Bitcoin Futures Contracts and Financial Instruments, can be highly volatile and may experience large losses. High volatility may have an adverse impact on the Funds beyond the impact of any performance-based losses of the underlying Bitcoin Futures Contracts and Financial Instruments, if any, especially with respect to the Inverse Fund (see “Risks Specific to the Inverse Fund” for additional details).

19

The Funds have no operating history, and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Funds.

The Funds have no performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Funds.

The lack of active trading markets for the Shares of the Funds may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the Funds are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of the Funds will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Possible illiquid markets may exacerbate losses.

A Fund may not always be able to buy and sell portfolio investments at the desired price. Bitcoin Futures Contracts are a new asset with a very limited trading history. Therefore, the markets for these instruments may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in Financial Instruments related to one benchmark, which is highly concentrated.

Potential negative impact from rolling futures positions.

Under normal market conditions, each Fund intends to invest substantially all of its assets in Bitcoin Futures Contracts. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the Bitcoin Futures Contracts held by the Funds near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Funds do not intend to hold Bitcoin Futures Contracts through expiration, but instead to “roll” their respective positions. Accordingly, the Funds are subjects to risks related to rolling.

When the market for certain futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby Bitcoin Futures Contracts would take place at a price that is lower than the price of the more distant Bitcoin Futures Contracts. This pattern of higher futures prices for longer expiration Bitcoin Futures Contracts is often referred to as “contango.” Alternatively, when the market for certain Bitcoin Futures Contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby Bitcoin Futures Contracts would take place at a price that is higher than the price of the more distant Bitcoin Futures Contracts. This pattern of higher future prices for shorter expiration Bitcoin Futures Contracts is referred to as “backwardation.”

●	The presence of contango in the relevant Bitcoin Futures Contracts at the time of rolling would be expected to adversely affect the Matching Fund with long positions, and positively affect the Inverse Fund with short positions.

●	Similarly, the presence of backwardation in certain Bitcoin Futures Contracts at the time of rolling such Bitcoin Futures Contracts would be expected to adversely affect the Inverse Fund with short positions and positively affect the Matching Fund with long positions.

20

There have been extended periods in which contango or backwardation has existed in certain futures markets in general (the market for bitcoin futures is in its infancy). Such periods could occur in the future for Bitcoin Futures Contracts and may cause significant and sustained losses.

Several factors may affect a Fund’s ability to closely track its investment objective on a consistent basis.

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Bitcoin Futures Contracts in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of the Bitcoin Futures Contracts and any Financial Instruments actually held by a Fund and the performance of the Benchmark; (3) bid-ask spreads on Bitcoin Futures Contracts and Financial Instruments, if any, held by a Fund; (4) fees, expenses, transaction costs, financing costs associated with the use of the Bitcoin Futures Contracts and Financial Instruments, if any, held by a Fund; (5) holding Bitcoin Futures Contracts or Financial Instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (8) early or unanticipated closings of the markets on which the Bitcoin Futures Contracts or Financial Instruments, if any, held by a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (9) accounting standards; and (10) although the Sponsor employs an active rolling methodology that attempts to minimize any loses and to maximize any benefits from the rolling process, there can be no assurance that this outcome will occur and it is expected that such related activities will increase potential differences between the performance of the Funds and the performance of the Bitcoin Futures Contracts.

Being materially under- or overexposed to Bitcoin Futures Contracts or Financial Instruments may prevent such Fund from achieving a high degree of correlation with the Benchmark, or the inverse (-1X) of the Benchmark, as applicable. Market disruptions or closures, large movements of assets into or out of the Funds, regulatory restrictions or extreme market volatility will adversely affect such Funds’ ability to maintain a high degree of correlation.

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Bitcoin Futures Contracts, Financial Instruments and other assets held by that Fund. Fluctuations in the price of the Bitcoin Futures Contracts, Financial Instruments or assets could materially adversely affect an investment in the Funds.

Several factors may affect the price and/or liquidity of the Bitcoin Futures Contracts, the Financial Instruments and other assets, if any, owned by a Fund, including, but not limited to:

●	Changes in the open-source software protocol of the Bitcoin Network (e.g., a “fork”) that impact the price (or expected future price) of bitcoin;

●	The level of contango or backwardation in the Bitcoin Futures Contracts market;

●	Government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulations of access to and operation of the Bitcoin Network or similar digital assets;

●	Continued worldwide growth in the adoption and use of bitcoin and other digital assets; and

●	General economic conditions and the regulatory environment relating to bitcoin.

These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

21

Each Fund seeks to provide investment results (before fees and expenses) that match the performance of the Benchmark, in the case of the Matching Fund, or that correspond to the daily performance of the inverse (-1x) of the Benchmark, in the case of the Inverse Fund, at all times, even during periods when the Benchmark is flat or when the Benchmark moving in a manner which causes the value of the Fund to decline.

Other than for cash management purposes and the rolling methodology employed by the Sponsor, the Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, and subject to the Sponsor’s rolling methodology used for the Funds, the Sponsor seeks to cause the NAV of each Fund to track the daily performance of the Bitcoin Futures Contracts in accordance with such Fund’s investment objective, even during periods in which the Bitcoin Futures Contracts are flat or moving in a manner which causes the value of the Fund to decline. It is possible to lose money over time regardless of the performance of the Bitcoin Futures Contracts, due to the effects of daily rebalancing, volatility and compounding (see “Risks Specific to the Inverse Fund” for additional details).

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

The Funds may be subject to counterparty risks.

Although each Fund generally seeks to remain fully invested at all times in Bitcoin Futures Contracts in a manner consistent with its stated investment objective, each Fund also may invest in swap agreements when accountability rules or position limits applicable to the Bitcoin Futures Contracts (if any) are reached or where the market for a specific Bitcoin Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected Bitcoin Futures Contracts. Although unlikely, the Funds, under these circumstances, could have 100% exposure to swap agreements.

The Funds will be subject to credit risk with respect to the counterparties to the swap agreements (whether a clearing corporation in the case of cleared instruments or another third party in the case of OTC uncleared instruments). Unlike in futures contracts, the counterparty to uncleared swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared swaps entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds will seek to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major, global financial institutions.

OTC swaps of the type that may be utilized by the Funds are less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed the party under the agreement. For example, if the price of bitcoin has a dramatic intraday move that would cause a material decline in the Bitcoin Futures Contracts and ultimately a Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the affected Fund to enter into another swap agreement or appropriate investment necessary to achieve the desired exposure consistent with such Fund’s objective. This, in turn, may prevent a Fund from achieving its investment objective, particularly if the price of bitcoin reverses all or part of its intraday move by the end of the day. In addition, cleared derivatives transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

22

The Sponsor regularly reviews the performance of its counterparties for, among other things, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties. See pages 31 through 32 for more information about the Funds’ swap agreements and forward contracts. Each day, the Funds disclose their portfolio holdings as of the prior Business Day (as such term is defined in “Creation and Redemption of Shares—Creation Procedures” below). Each Fund’s portfolio holdings identifies its counterparties, as applicable. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.GraniteShares.com .

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivatives contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to a Fund.

An investment in the Funds may be adversely affected by competition from other bitcoin investment vehicles or from investment vehicles focused on other digital assets.

The Funds will compete with direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Funds’ control, may make it more attractive to invest in other vehicles which could adversely affect the performance of the Funds.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

A Fund may terminate and liquidate at a time that is disadvantageous to shareholders.

If a Fund lacks the demand necessary to remain open, then the Fund will likely be terminated and liquidated. Termination and liquidation of a Fund could occur at a time that is disadvantageous to shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

23

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ Bitcoin Futures Contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a Fund will change as fluctuations occur in the market value of a Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Funds.

The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds. Although the Sponsor does not anticipate that such claims will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Funds due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, a Fund’s portfolio investments may be valued using techniques other than market quotations. The value established for a portfolio investment may be different from what would be produced through the use of another methodology or if it had been priced using market quotations. Portfolio investments that are valued using techniques other than market quotations, including investments that are “fair valued” may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used. In addition, there is no assurance that the Fund could sell a portfolio investment for the value established for it at any time, and it is possible that the Fund would incur a loss because an investment is sold at a discount to its established value.

24

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

The Exchange may halt trading in the Shares of a Fund, which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of the applicable Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. Additionally, the ability to short sell a Fund’s Shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

The Funds are not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Funds may enact splits or reverse splits without shareholder approval and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee.

Under the Declaration of Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

25

Failure of the FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM, and it is possible that a Fund may not be able to recover any funds in the event of the FCM’s bankruptcy. Each FCM may, from time to time, be the subject of certain regulatory and private causes of action.

Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with any futures or options contracts may be held in a commingled omnibus account, which may not identify the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default of the clearing FCM’s other clients or the clearing FCM’s failure to extend its own funds in connection with any such default, a Fund may not be able to recover the full amount of assets deposited by the clearing FCM on behalf of the Fund with the clearing organization. In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of a Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent a Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that make it, for all practical purposes, impossible to re-position such Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

26

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Funds are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of a Fund’s shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Funds and their shareholders could be negatively impacted as a result. While the Funds have established business continuity plans and rely on systems to prevent such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified.

Regulatory and exchange accountability levels (if any) may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes (the “Aggregation Rules”). The re-proposed Position Limit Rules were published in the Federal Register on December 30, 2016, and final Aggregation Rules were published in the Federal Register December 16, 2016 and became effective on February 14, 2017.

27

Although it is unclear what futures position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Funds to substantial losses or periods in which such Funds do not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Trust may seek to use additional FCMs, which may increase the costs for the Funds and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or a Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of such Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

Margin for Non-cleared Swap and Forward Transactions.

In 2015 and 2016, the CFTC and various federal bank regulators adopted new mandatory margin requirements for un-cleared swap and foreign currency forwards transactions and new requirements for the holding of collateral by derivatives dealers. These requirements may increase the amount of collateral a Fund is required to provide to derivatives dealers for un-cleared swaps and foreign currency forwards.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements. Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

28

DESCRIPTION OF BITCOIN AND THE BITCOIN NETWORK

Bitcoin

Bitcoin is a new type of digital asset that is issued by, and transmitted through, the decentralized, open source protocol of the bitcoin peer-to-peer network (the “Bitcoin Network”) that hosts a public transaction ledger where bitcoin transfers are recorded (the “Bitcoin Blockchain”). Bitcoin is “stored” or reflected on the Bitcoin Blockchain, which through the transparent reporting of bitcoin transactions, allows the Bitcoin Network to verify and confirm the rightful ownership of the bitcoin assets. The Bitcoin Network and bitcoin software programs can interpret the Bitcoin Blockchain to determine the exact bitcoin balance, if any, of any digital wallet listed in the Bitcoin Blockchain as having taken part in a transaction on the Bitcoin Network. The Bitcoin Blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all Bitcoin users’ software programs. Each bitcoin transaction is broadcast to the Bitcoin Network and permanently recorded on the Bitcoin Blockchain.

In order to own, transfer or use bitcoin, a person generally must have internet access to connect to the Bitcoin Network. Bitcoin transactions between parties occur rapidly (typically between a few seconds and a few minutes) and may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. Bitcoin’s technological breakthrough was the implementation of system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users’ of the Bitcoin Network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining client, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. Bitcoin transactions are recorded in new blocks that are added to the Bitcoin Blockchain and new bitcoin being issued to the miners. Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin Blockchain and thereby confirm bitcoin transactions included in that block’s data. Bitcoin is created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule.

Most bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

The value of bitcoin is determined, in part, by the supply of and demand for bitcoin in the Bitcoin Exchange Market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

The Bitcoin Network

The Bitcoin Network was initially contemplated in a 2009 white paper that also described bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto; however, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. Since its introduction, the Bitcoin Network has been under active development by a group of developers (the “Core Developers”). As an open source project, however, bitcoin is not represented by an official organization or authority. No single entity owns or operates the Bitcoin Network. The Bitcoin Network does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoin. Rather, the Bitcoin Network’s infrastructure is collectively maintained by a decentralized user base.

29

The Bitcoin Network hosts the decentralized public transaction ledger, known as the Bitcoin Blockchain, on which all bitcoin transactions are recorded. While no single entity owns or operates the Bitcoin Network, the Core Developers are able to access and can alter the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. However, users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to the bitcoin users and miners that download it. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

On August 1, 2017, the Bitcoin Network was forked by a group of developers and miners accepting changes to the bitcoin network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks. Multiple proposals for increasing the capacity of the Bitcoin Network still exist, and it is possible that one or more of these proposals could result in further network “forks.”

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Investment Objective of the Matching Fund: The Matching Fund seeks as its investment objective results (before fees and expenses) that, both for a single day and over time, match the performance of the Benchmark. By being long Bitcoin Futures Contracts, the Matching Fund seeks to benefit from daily increases in the price of the Bitcoin Futures Contracts. When the price of Bitcoin Futures Contracts held by the Matching Fund declines the Matching Fund will lose value.

Investment Objective of the Inverse Fund: The Inverse Fund seeks results for a single day that match (before fees and expenses) the inverse (-1x) of the daily performance of the Benchmark. The Inverse Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Inverse Fund calculates its NAV to the time of the Inverse Fund’s next NAV calculation. The Inverse Fund seeks to benefit from decreases in the price of the Bitcoin Futures Contracts. When the price of Bitcoin Futures Contracts shorted by the Inverse Fund increases the Inverse Fund will lose value.

If the Inverse Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the price of the Bitcoin Futures Contracts when the Bitcoin Futures Contracts declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the price of the Bitcoin Futures Contracts when the Bitcoin Futures Contracts rises. The Inverse Fund acquires inverse exposure through any one of or combinations of Bitcoin Futures Contracts and Financial Instruments, including Financial Instruments with respect to the Bitcoin Futures Contracts, such that the Inverse Fund has exposure intended to approximate the inverse (-1x) of the Benchmark at the time of the Fund’s NAV calculation.

There can be no assurance that a Fund will achieve its investment objective or avoid substantial losses. The Funds are benchmarked to the Bitcoin Futures Contracts. The Funds are not benchmarked to bitcoin and do not invest in bitcoin. The Funds should be expected to perform very differently from the performance (or inverse of the performance) of bitcoin.

The Inverse Fund does not seek to achieve its stated investment objective over a period of time greater than a single day because mathematical compounding prevents the Inverse Fund from achieving such results. Results for the Inverse Fund over periods of time greater than a single day should not be expected to be the inverse (-1x) of the period return of the Bitcoin Futures Contracts and will likely differ significantly from such. The Inverse Fund will lose money if the Bitcoin Futures Contracts’ performance is flat over time, and it is possible for the Inverse Fund to lose money over time regardless of the performance of the Bitcoin Futures Contracts, as a result of daily rebalancing, volatility and compounding. Daily compounding of the Inverse Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Inverse Fund’s return for a period as the return of the Bitcoin Futures Contracts.

30

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Under normal market conditions, each Fund invests substantially all of its assets in Bitcoin Futures Contracts. In addition, a Fund may invest in swap contracts referencing the Benchmark if the market for a specific Bitcoin Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) which the Sponsor believes prevent, or otherwise make it impractical, for the Funds to obtain the appropriate amount of investment exposure to Bitcoin Futures Contracts. A Fund also may invest in swap contracts referencing the Benchmark in the event position price or accountability limits (if any) are reached with respect to Bitcoin Futures Contracts.

Each Fund will also hold Money Market Instruments, as collateral for, or pending investment in, Bitcoin Futures Contracts and Financial Instruments.

Subject to the Sponsor’s rolling methodology used for the Funds, the Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional volatility research or analysis, or forecast market movement or trends, in managing the assets of the Funds. Each Fund seeks to remain fully invested at all times in Bitcoin Futures Contracts, Financial Instruments and Money Market Instruments that, in combination, provide exposure to the Bitcoin Futures Contracts consistent with its investment objective without regard to market conditions, trends or direction.

As of the NAV calculation time each trading day, each Fund will seek to reposition its portfolio so that its exposure to the Bitcoin Futures Contracts and Financial Instruments, if any, is consistent with its investment objective. The impact of the Benchmark’s movements during the day will affect whether the Inverse Fund’s portfolio needs to be rebalanced. For example, if the price of Bitcoin Futures Contracts has risen on a given day, net assets of the Inverse Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the price of Bitcoin Futures Contracts have fallen on a given day, net assets of the Inverse Fund should rise. As a result, inverse exposure will need to be increased. Daily rebalancing and the compounding of each day’s return over time means that the return of the Inverse Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from the inverse (-1x) of the return of the Bitcoin Futures Contracts for the same period. The Inverse Fund will lose money if the Bitcoin Futures Contracts’ performance is flat over time, and it is possible for the Inverse Fund to lose money over time regardless of the performance of the Bitcoin Futures Contracts, as a result of daily rebalancing, volatility and compounding.

Bitcoin Futures Contracts

Under normal market conditions, each Fund invests substantially all of its assets in Bitcoin Futures Contracts. Bitcoin Futures Contracts offer traders the ability to take a view on the expected future price of bitcoin. The Bitcoin Futures Contracts are listed and traded on the CFE under the ticker symbol “XBT”. As noted above, there are expected to be multiple exchanges listing a Bitcoin Futures Contract and each exchange will utilize prices from different sources therefore the value of a Bitcoin Futures Contract may be subject to additional volatility depending on where such futures contract is listed.

The Matching Fund generally invests in rolling long positions in Bitcoin Futures Contracts. By being long Bitcoin Futures Contracts, the Matching Fund seeks to benefit from increases, both on a daily basis and over time, in the price of the Bitcoin Futures Contracts. When the prices of Bitcoin Futures Contracts decline on a daily basis, the Matching Fund will lose value.

31

The Inverse Fund seeks to benefit from decreases in the price of the Bitcoin Futures Contracts for a single day, not for any other period. When the price of Bitcoin Futures Contracts increases on a daily basis, the Inverse Fund will lose value. A “single day” for these purposes is measured from the time the Fund calculates its net asset value (NAV) to the time of the Fund’s next NAV calculation. The NAV calculation time for the Funds, is typically 4:00 p.m. Eastern Time.

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, digital assets, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by a Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including the Bitcoin Futures Contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract.

With futures contracts, there is minimal but some counterparty risk to the Funds since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, a Fund may be required to make daily cash payments of variation margin.

Rolling of the Bitcoin Futures Contracts

The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the Bitcoin Futures Contracts held by the Funds near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Funds do not intend to hold Bitcoin Futures Contracts through expiration, but instead to “roll” their respective positions. Accordingly, the Funds are subjects to risks related to rolling.

32

When the market for these Bitcoin Futures Contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby Futures Contracts would take place at a price that is lower than the price of the more distant Bitcoin Futures Contracts. This pattern of higher futures prices for longer expiration Bitcoin Futures Contracts is often referred to as “contango.” Alternatively, when the market for these Bitcoin Futures Contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby Bitcoin Futures Contracts would take place at a price that is higher than the price of the more distant Bitcoin Futures Contracts. This pattern of higher future prices for shorter expiration Bitcoin Futures Contracts is referred to as “backwardation.”

●	The presence of contango in the relevant Bitcoin Futures Contracts at the time of rolling would be expected to adversely affect the Matching Fund with long positions, and positively affect the Inverse Fund with short positions.

●	Similarly, the presence of backwardation in certain Bitcoin Futures Contracts at the time of rolling such Bitcoin Futures Contracts would be expected to adversely affect the Inverse Fund with short positions and positively affect the Matching Fund with long positions.

Swap Agreements

In limited circumstances, each Fund may invest in swap agreements. Swap agreements are two-party contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to more than a year. However, the Dodd-Frank Act provides for significant reforms of the OTC derivatives markets, including a requirement to execute certain swap transactions on a CFTC regulated market and/or to clear such transactions through a CFTC-regulated central clearing organization. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the agreement reflects the extent of a Fund’s total investment exposure under the swap agreement. In the case of futures contracts-based indexes, the reference interest rate is zero, although a financing spread or fee is normally still applied. Transaction or commission costs are reflected in the index level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the index returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap agreement (i.e., the entire face amount or principal of a swap agreement), the net amount is a Fund’s current obligations (or rights) under the swap agreement, which is the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Financial Condition. The primary risks associated with the use of swap agreements arise from the inability of counterparties to perform. Whenever a Fund invests in swaps, it bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with major, global financial institutions; however, there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. Each Fund may use various techniques to minimize credit risk.

Each Fund generally collateralizes the swap agreements with cash and/or certain securities. Collateral posted in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by a Fund. The counterparty also may collateralize the uncleared swap agreements with cash and/or certain securities, which collateral is typically held for the benefit of such Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and a Fund is owed money in the uncleared swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. The Funds remain subject to credit risk with respect to the amount it expects to receive from counterparties.

33

The Funds will seek to mitigate these risks in connection with the uncleared OTC swaps by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of each Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivatives contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. In addition, cleared derivatives transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.

In July 2017, the CFTC granted registration to a derivatives clearing organization (“DCO”) permitting it to clear fully collateralized digital currency swaps on the condition that the DCO holds, at all times, funds sufficient to cover the maximum possible loss a counterparty could incur upon the liquidation or expiration of the swap, in the form of the required payment, and subject to the other conditions required by the CFTC. If a Fund determines to have its digital currency swaps on this DCO, the Fund and its counterparty will each be required to collateralize the swap by posting collateral in an amount sufficient to cover the maximum possible loss it could incur upon the liquidation or expiration of the swap.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange (“CBOE”) (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYMEX) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

34

If a Fund decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts, and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to All Funds—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparation proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

35

Each Fund’s investments in Bitcoin Futures Contracts and Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of swap agreements) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a cleared derivatives contract must deposit with their commodity broker in order to establish an open position. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a 44% as of December 13, 2017 for the Bitcoin Futures Contracts) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Fund is newly formed and has not commenced operations and therefore does not have any financial information on which to assess the Fund’s financial condition or results of operations.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for each Fund, the analysis assumes that the average daily NAV per Fund is $[  ].

Dollar Amount and Percentage of Expenses per Fund
Expenses (1)	GraniteShares Bitcoin Futures ETF			GraniteShares Short Bitcoin Futures ETF
	$	%		$	%
Selling price per share
Management fee (2)			%			%
Initial Offering Costs (7)
Brokerage commissions and fees
Variable create/redeem fees (4)
Other expenses
Total fees and expenses
Interest income (5)
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven) (6)

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV and is based on [$] as the NAV per Share of each Fund. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by each Fund during the first year of an investor’s investment.

(2)	From the Management Fee of [ ]% of each Fund’s average daily net assets, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Marketing Agent, , Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund. Please note that the fees and expenses paid by the Sponsor are not included in the above Breakeven Table.

(3)	Costs incurred in connection with the initial offering of each Fund’s shares will be paid by each Fund. However, the Sponsor will not charge its Management Fee in the first year of operations of each Fund in an amount equal to the offering costs. The Sponsor will reimburse each Fund to the extent that such Fund’s initial offering costs exceed [ ]% of such Fund’s average daily net assets (calculated by dividing the sum of each Fund’s daily net assets for each month by the number of days in such month) for the first year of operations. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Sponsor

(4)	Authorized Participants are generally required to pay variable create and redeem fees of up to [ ]% of the value of each order they place. These variable transaction fees offset brokerage commissions incurred by the Funds and are reflected in “Brokerage commissions and fees.” Please see “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”

(5)	Estimated based on the average three- month Treasury Bill rate for the period ended [ ].

(6)	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for each applicable Fund plus the amount of transaction fees paid by each Authorized Participant for each applicable Fund.

37

Operational Stage

Management Fee

The Funds pay the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to [          ]% per annum of its average daily net assets (calculated by dividing the sum of each Fund’s daily net assets for the month by the number of days in the month). The Sponsor will not charge its Management Fee in the first year of operations of the Funds in an amount equal to the initial offering costs. The Sponsor will reimburse each Fund to the extent that such Fund’s initial offering costs exceed [         ]% of such Fund’s average daily net assets (calculated by dividing the sum of each Fund’s daily net assets for the month by the number of days in the month) for the first year of operations. Because the average daily net assets of each Fund are assumed to be approximately $50,000,000 throughout the first year of each Fund’s operations, it is assumed that the initial offering costs for each Fund will be approximately [         ]% of each Fund’s net asset value, and as a result, the assumed Management Fee paid by the investors of each Fund will be approximately [         ]% at the end of the first year of each Fund’s operations.

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Marketing Agent and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding [  ]% per annum of the net assets of each Fund, individual Schedule K-1 preparation and mailing fees not exceeding [  ]% per annum of the net assets of each Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Each Fund bears other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Bitcoin Futures Contracts and Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements).

40

PART TWO

GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of each Fund will differ materially from the performance of the Other Funds which is included herein. The past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future. No performance information is presented with respect to the GraniteShares Bitcoin ETF and GraniteShares Inverse Bitcoin ETF which have not commenced investment operations prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of each Fund are purchased by the initial Authorized Participant (all as described in the “Plan of Distribution” Section in Part Two of this Prospectus). The performance of the GraniteShares Bitcoin ETF and GraniteShares Inverse Bitcoin ETF will differ materially from the Funds listed below and from the Other Funds.

All summary performance information is as of November 30, 2017, except as noted. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	GraniteShares Bloomberg Commodity Broad Strategy no K-1 ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	May 22, 2017
Aggregate Gross Capital Subscriptions[1] as of November 30, 2017:	$12,581,025
Aggregate Net Capital Subscriptions[2] as of November 30, 2017:	$10,168,689
Net Asset Value as of November 30, 2017:	$10,242,516
Net Asset Value per Share[3] as of November 30, 2017:	$25.48
Worst Monthly Loss:[4]	(2.73%)
Worst Peak-to-Valley Loss:[5]	(0.34%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2017	2018
January
February
March
April
May	-2.73%
June	-0.32%
July	2.26%
August	0.67%
September	-0.15%
October	2.15%
November	-0.49%
December	N/A %
YTD	1.30%
Year-to-Date	N/A

See accompanying Footnotes to Performance Information.

41

Name of Pool:	GraniteShares S&P GSCI Commodity Broad Strategy no K-1 ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	May 22, 2017
Aggregate Gross Capital Subscriptions[1] as of November 30, 2017:	$3,801,103
Aggregate Net Capital Subscriptions[2] as of November 30, 2017:	$1,238,451
Net Asset Value as of November 30, 2017:	$1,382,551
Net Asset Value per Share[3] as of November 30, 2017:	$26.5875
Worst Monthly Loss:[4]	(4.23%)
Worst Peak-to-Valley Loss:[5]	(2.70%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2017	2018
January
February
March
April
May	-4.23%
June	-1.86%
July	-4.55%
August	-0.98%
September	3.43%
October	3.76%
November	1.16%
December	N/A
Annual	N/A
Year-to-Date	5.63%

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

42

3.	“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2017. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.

4.	“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.	“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Under normal market conditions, each Fund invests substantially all of its assets in long or short positions in Bitcoin Futures Contracts in a manner consistent with its investment objective. Each Fund will also hold Money Market Instruments as collateral for Bitcoin Futures Contracts and Financial Instruments and pending investment in Bitcoin Futures Contracts and Financial Instruments. In the event position, price or accountability limits (if any) are reached with respect to Bitcoin Futures Contracts, the Sponsor may, in its commercially reasonable judgment, cause each Fund to obtain exposure to its Benchmark through investment in Financial Instruments. The Funds may also invest in Financial Instruments if the market for a specific Bitcoin Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent or make it impractical for a Fund from obtaining the appropriate amount of investment exposure using Bitcoin Futures Contracts. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in Bitcoin Futures Contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected RBC Capital Markets, LLC (RBC) as its FCM. RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures transactions. RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to RBC. RBC is registered as an FCM with the CFTC and is a member of the NFA. RBC is a clearing member of the CBOE, CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. RBC is not affiliated with or doesn’t acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BNY (the Administrator and the Custodian). RBC, in its capacity as FCM, is not acting as either an underwriter or sponsor of the offering of the Shares, and has not passed upon the merits of participating in this offering. RBC has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. RBC does not provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace RBC as the Funds’ clearing broker. [GraniteShares confirms that all third parties have agreed to be named in a bitcoin related product]

43

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the applicable Fund’s portfolio holdings, as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of [10,000] Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise by this Prospectus).

If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits each Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate BNY, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to [           ]% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Agreement.

44

The form of Authorized Participant Agreement set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to Foreside or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Marketing Agent to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of such Fund is determined.

Purchase orders must be placed by the cut-off time shown on page [  ] or earlier if the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which Foreside receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

45

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of [ ] Shares of the applicable Fund on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to the NAV calculation time, which may be different from the close of U.S. markets, as shown in the table on page [  ].

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (EFCRP) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the third Business Day following the purchase order date (T+3); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which any of the Exchange, Eurex, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Bitcoin Futures Contracts; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if it determines that the purchase order is not in proper form.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, or earlier if the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time, the day on which Foreside receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

46

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for each Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “—Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

47

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the Exchange, Eurex, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Bitcoin Futures Contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BNY for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BNY of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to [       ]% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor.

RBC is a clearing member of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page [ ], RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

48

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds. The Shares of each Fund are expected to trade on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 30 Vesey Street, 9th floor, New York, New York 10007.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of Foreside Fund Services LLC, Three Canal Plaza, Portland, Maine 04101. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BNY, 225 Liberty Street, New York, New York 10286.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, GraniteShares Inc, 30 Vesey Street, 9th floor, New York, New York 10007.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on June 30 of each year.

The Funds

The Trust is formed and operated in a manner such that each series of the Trust is liable only for obligations attributable to such series and shareholders of a series are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a series asserted against a series a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular series and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular series, are enforceable only against the assets of that series, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each series include only those funds and other assets that are paid to, held by, or distributed to a series on account of and for the benefit of that series, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a series. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

49

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

GraniteShares Advisors LLC, is the Sponsor of the Trust and the Funds. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator. Specifically, with respect to the Trust, the Sponsor:

selects the Funds’ service providers;

negotiates various agreements and fees;

performs such other services as the Sponsor believes that the Trust may require from time to time;

selects the FCM and Financial Instrument counterparties, if any;

manages the Funds’ portfolio of other assets, including cash equivalents; and

manages the Funds with a view toward achieving the Funds’ investment objectives.

50

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 30 Vesey Street, 9th floor, New York, New York 10007. The telephone number of the Sponsor is (844) 476-8747.

Background and Principals

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on February 2, 2017. Its membership with the NFA is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 30 Vesey Street, 9th floor, New York, New York 10007, and its telephone number is (646) 876 5096. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page [ ].

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
William Rhind	CEO
Benoit Autier	Portfolio Manager
Jeff Klearman	Portfolio Manager

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

William Rhind, has been the Chief Executive Officer (“CEO”) of the Sponsor since its inception in 2017. William Rhind is the founder and CEO of GraniteShares, Inc., an independent ETF company based in New York. Prior to forming the GraniteShares, Inc., Mr. Rhind was the CEO of World Gold Trust Services, LLC (“WGTS”) from September 2014 to February 2016. WGTS is the sponsor of SPDR® Gold Trust, the largest gold fund in the world, and is a wholly-owned subsidiary of the World Gold Council, a market development organization for the gold industry. Mr. Rhind also served as the Managing Director, Institutional Investment, of the World Gold Council from September 2013 to February 2016. From March 2007 to September 2013, Mr. Rhind was employed by ETF Securities Ltd (“ETF Securities”), an independent exchange-traded product provider, in a number of leadership roles, including as Managing Director from June 2009 to September 2013. In that role, Mr. Rhind managed the company’s U.S. exchange traded fund business. Prior to joining ETF Securities, Mr. Rhind was a Principal for the iShares unit of Barclays Global Investors. He began his career as an investment banking analyst at Nomura International in London. Mr. Rhind earned a Bachelor of Arts in Modern Languages (French & Russian) and European Studies from the University of Bath in England.

51

Benoit Autier, Benoit Autier has been Portfolio Manager with the Sponsor since 2017. Prior to joining GraniteShares, Mr. Autier started his career in 1999 at KPMG Audit in Paris before moving in 2003 to Ricol & Lasteyrie (member of the E&Y Corporate Finance network). He joined ETF Securities in 2005, where he worked for over 10 years in London and New York. While at ETF Securities, Mr. Autier was Head of Product Management, overseeing the operation of more than 300 exchange-traded products. Between 2015 and 2016, Mr. Autier worked at the World Gold Council in New York, where he helped structuring the SPDR® Long Dollar Gold Trust. Mr. Autier received a Master in Finance from the London Business School in 2005.

Jeff Klearman, has been Portfolio Manager with the Sponsor since 2017. Mr. Klearman has over 20 years of experience working as a trader, structurer, marketer and researcher. Most recently, Mr. Klearman was the Chief Investment Officer for Rich Investment Services, a company which created, listed and managed ETFs. Prior to Rich Investment Services, Mr. Klearman headed the New York Commodities Structuring desk at Deutsche Bank AG. From 2004 to 2007, Mr. Klearman headed the marketing and structuring effort for rates based structured products at BNP Paribas in New York. Mr. Klearman worked at AIG Financial Products from 1994 to 2004 trading rates-based volatility products as well as marketing and structuring. Mr. Klearman received his MBA in Finance from NYU Stern School of Business and his Bachelors of Science in Chemical Engineering from Purdue University.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparation proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

52

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns [              ] Shares of each Fund. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership or beneficial interest in any Fund.

Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Funds’ trading decisions) do not currently trade or hold commodity interests that could be held by the Funds for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Cboe BZX Exchange (the Exchange), or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund are expected to trade on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

53

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.GraniteShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.GraniteShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (NAV)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open Bitcoin Futures Contracts and Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Funds compute their NAVs at the time set forth below, or an earlier time as set forth on www.GraniteShares.com, if necessitated by the Exchange or other exchange material to the valuation or operation of such Fund closing early. Each Fund’s NAV is calculated only once each trading day.

Fund	NAV Calculation Time
GraniteShares Bitcoin ETF	4:00 Eastern Time
GraniteShares Short Bitcoin ETF

In calculating the NAV of a Fund, Bitcoin Futures Contracts traded on a U.S. exchange are valued using the last traded price before the NAV calculation time on the date with respect to which the NAV is being determined. If a Bitcoin Futures Contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the Bitcoin Futures Contracts and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

In calculating the NAV of a Fund, the settlement value of the Fund’s non-exchange-traded Financial Instruments generally is determined by applying the then-current disseminated levels for the Bitcoin Futures Contracts to the terms of such Fund’s non-exchange-traded Financial Instruments. However, in the event that an underlying Bitcoin Futures Contracts are not trading due to the operation of daily limits or otherwise, the Sponsor may, in its sole discretion, choose to fair value the Bitcoin Futures Contracts. Such fair value prices would generally be determined based on available inputs about the current value of the Bitcoin Futures Contracts and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

54

The Funds may use a variety of Money Market Instruments to invest excess cash. Money Market Instruments will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Bitcoin Futures Contracts and Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BNY as the Administrator of the Funds and BNY has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BNY serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BNY’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BNY prepares and files certain regulatory filings on behalf of the Funds. BNY may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

55

THE CUSTODIAN

BNY serves as the Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BNY is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BNY by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor.

THE TRANSFER AGENT

BNY serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BNY is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor.

THE MARKETING AGENT

Foreside serves as the Marketing Agent of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

Foreside retains all marketing materials separately for the Funds, at the offices of Foreside, 3 Canal Plaza, Suite 100 Portland ME 04101; and its telephone number is (866)-251-6920.

The Sponsor pays Foreside for performing its duties on behalf of the Funds.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

56

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

Sponsor

In the course of providing services, the Sponsor or its parent, GraniteShares Inc, may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Fund. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

57

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker or other broker utilized by clients. It is possible that the Sponsor, including its officers and employees of the Sponsor, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients, may trade ahead of client accounts, may receive preferential treatment and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by employees may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (“Clearing House”) where the Funds’ transactions in futures, swaps (as defined in the Commodity Exchange Act), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading

Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Funds (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Funds’ transactions may differ significantly from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered a Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Funds’ interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Funds’ best interest and are not assessing the suitability for the Funds of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

58

MATERIAL CONTRACTS

Administrative Agency Agreement

BNY serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

BNY serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

[To be updated by pre-effective amendment]

In its capacity as Administrator and Transfer Agent, BNY is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BNY serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a sub-custodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

[To be updated by pre-effective amendment]

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and Foreside, Foreside assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

[To be updated by pre-effective amendment]

59

Futures Account Agreement

RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between RBC and the Funds, the Funds agree to indemnify and hold harmless RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by RBC of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by RBC or its affiliates or agents to comply with the applicable law; and (4) any reliance by RBC on any instruction, notice or communication that RBC reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to RBC on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify RBC for any and all costs, losses, penalties, fines, taxes and damages that RBC may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or RBC by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

60

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code ( i.e. , “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Funds will trade on the Exchange under the ticker symbols to be announced prior to the commencement of trading. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

61

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

It is expected that the initial Authorized Participant for the Funds will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of the each Fund at an initial price per Share of $[         ]. The Funds will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to each Fund. Following the initial purchases by the initial Authorized Participant, Shares of the Funds are to be offered to Authorized Participants in Creation Units at that Fund’s NAV. On the day that the initial Authorized Participant purchases the initial Creation Unit of the Funds, such Fund’s initial per Share NAV will be established as of the times indicated under the section “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment.”

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

[As of the date of this Prospectus, [  ] have each executed an Authorized Participant Agreement and are the only Authorized Participants. The initial Authorized Participant with respect to the Funds is expected to be [             ].]

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. [For example, [  ], as initial Authorized Participant for the Funds would be a statutory underwriter with respect to its purchase of initial Creation Unis of the Funds as described above.]

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

62

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to the Marketing Agent, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Vedder Price P.C. has advised the Sponsor in connection with the Shares being offered. Vedder Price P.C. also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The combined financial statements of GraniteShares ETP Trust, the individual financial statements of each of the Funds comprising GraniteShares ETP Trust, management’s assessment of the effectiveness of internal control over financial reporting of GraniteShares ETP Trust, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising GraniteShares ETP Trust, (which assessments are included in Management’s Report of Internal Control over Financial Reporting), incorporated in this Prospectus by reference to the Annual Report of GraniteShares ETP Trust on Form 10-K for the year-ended December 31, 2016, have been so incorporated in reliance on the report of KPMG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund.. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

63

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, and the Trusts Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and June 30, 2017, along with any amendments thereto, which have been incorporated by reference into this Prospectus. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. Because GraniteShares Bitcoin ETF and GraniteShares Inverse Bitcoin ETF did not have any securities registered with the SEC as of December 31, 2016, for financial information regarding GraniteShares Bitcoin ETF and GraniteShars Inverse Bitcoin ETF, please see the sections entitled “Financial Information Regarding GraniteShares Bitcoin ETF and GraniteShares Inverse Bitcoin ETF.

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.GraniteShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

FINANCIAL INFORMATION REGARDING GRANITESHARES BITCOIN ETF AND GRANITESHARES SHORT BITCOIN ETF

* To be furnished by amendment

64

Report of Independent Registered Public Accounting Firm *

GraniteShares Inverse Bitcoin ETF:

GRANITESHARES INVERSE BITCOIN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

GRANITESHARES INVERSE BITCOIN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

* To be furnished by amendment

65

GRANIESHARES BITCOIN ETF

STATEMENT OF FINANCIAL CONDITION

DATED [        ] *

GraniteShares Bitcoin ETF:

GRANITESHARES BITCOIN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

GRANITESHARES BITCOIN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

* To be furnished by amendment

66

GRANITESHARES BITCOIN ETF

NOTES TO FINANCIAL STATEMENTS

DATED [       ] *

GraniteShares Bitcoin ETF:

GRANITESHARES BITCOIN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

GRANITESHARES BITCOIN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

* To be furnished by amendment

67

GRANITEHSARES INVERSE BITCOIN ETF

STATEMENT OF FINANCIAL CONDITION

DATED [       ] *

GraniteShares Inverse Bitcoin ETF:

GRANITESHARES INVERSE BITCOIN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

GRANITESHARES INVERSE BITCOIN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

* To be furnished by amendment

68

GRANITESHARES INVERSE BITCOIN ETF

NOTES TO FINANCIAL STATEMENTS

DATED [       ] *

GraniteShares Inverse Bitcoin ETF:

GRANITESHARES INVERSE BITCOIN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

GRANITESHARES INVERSE BITCOIN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

* To be furnished by amendment

69

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

GraniteShare ETP Trust

c/o GraniteShares Inc

30 Vesey Street, 9th floor

New York, New York

Telephone: 646 876 5096

70

These documents may also be accessed through the web at www.GraniteShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

FUTURES COMMISSION MERCHANTS

RBC Capital Markets, LLC (“RBC”) (formerly RBC Capital Markets Corporation), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to RBC.

Investors should be advised that RBC is not affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, RBC, in its capacity as FCM, is not acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has not passed upon the merits of participating in this offering.

RBC has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, RBC does not provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace RBC as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

RBC Capital Markets LLC (“RBC” or the “Company”)

[Description to be added by per-effective amendment]

Margin Levels Expected to be Held at the FCMs

While the portfolio composition may vary over time, it is not expected that the Inverse Fund will ever have futures exposure greater than one time (1x) the Inverse Fund’s assets, or that the Matching Fund will ever have futures exposure greater than one time (1x) the Matching Fund’s assets. Thus the maximum margin held at an FCM would not exceed the margin requirement for the Inverse Fund or the margin requirement for the Matching Fund. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

It is expected that GraniteShares Bitcoin ETF will have Bitcoin Futures Contracts with notional amounts equal to approximately 100% of Fund assets. As of December 13, 2017, the minimum margin requirement as a percentage of futures notional was approximately 44%. Thus, it is expected that the minimum margin held at FCMs would be approximately 44% of Fund assets for GraniteShares Bitcoin ETF.

71

It is expected that GraniteShares Inverse Bitcoin ETF will have Bitcoin Futures Contracts with notional amounts equal to approximately 100% of Fund assets. As of December 13, 2017, the minimum margin requirement as a percentage of futures notional was approximately 44%. Thus, it is expected that the minimum margin held at FCMs would be approximately 44% of Fund assets for GraniteShares Bitcoin ETF.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

72

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Funds

Advisers Act	The Investment Advisers Act of 1940

Authorized Participant	Those who may purchase ( i.e. , create) or redeem Creation Units directly from the Funds

BNY	The Bank of New York Mellon

Bitcoin	A type of a digital asset based on an open source cryptographic protocol existing on the Bitcoin Network

Bitcoin Blockchain	The public transaction ledger of the Bitcoin Network on which all bitcoin transactions are recorded.

Bitcoin Exchange	An electronic marketplace where exchange participants may trade, buy and sell bitcoin based on bid-ask trading. Bitcoin Exchanges are typically web-based and trade on a 24-hour basis, publishing transaction price and volume data.

Bitcoin Exchange Market	The global bitcoin exchange market for the trading of bitcoin, which consists of transactions on Bitcoin Exchanges.

Bitcoin Futures Contract	The lead month Bitcoin futures contracts listed and traded on the CBOE

Bitcoin Network	The online, end-user-to-end-user network hosting the public transaction ledger, known as the Bitcoin Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network.

Business Day	Any day on which the NAV of a specified Fund is determined.

CBOE	Chicago Board Options Exchange, Incorporated

CBOE BZX	Cboe BZX Exchange, Inc.

CBOT	Chicago Board of Trade

CEA	Commodity Exchange Act, as amended

CFE	Cboe Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of [10,000] Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Core Developers	The informal group that manages and develops the Bitcoin Network.

Custodian	The Bank of New York Mellon, as custodian for the Funds

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

Exchange	The exchange on which a Fund is primarily listed and traded (i.e., Cboe BZX Exchange).

FCM	Futures Commission Merchant

Financial Instrument	Futures contracts, swap agreements and other instruments whose value is based on the Bitcoin Futures Contracts

73

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust.

ICE	Intercontinental Exchange

IRS	United States Internal Revenue Service

Marketing Agent	Foreside Fund Services, LLC , as marketing agent for the Funds

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

Other Fund	A series of the Trust that is not being offered pursuant to this Prospectus.

PTP	Publicly traded partnership

RBC	RBC Capital Markets, LLC

SEC	United States Securities & Exchange Commission

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.

Sponsor	GraniteShares Advisors LLC

Transfer Agent	The Bank of New York Mellon, as transfer agent for the Funds

Trust	GraniteShares ETP Trust

Trustee	Wilmington Trust Company

U.S.	United States of America

74

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares.

Approximate Amount*
Securities and Exchange Commission Registration Fee	$
FINRA Filing Fee	$
Printing Expenses	$	[ ]	*
Fees of Certified Public Accountants	$	[ ]	*
Fees of Counsel	$	[ ]	*
Miscellaneous Offering Costs	$	[ ]	*
Total	$	[ ]	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Restated Trust Agreement of GraniteShares ETP Trust (filed herewith)

4.2	Certificate of Trust (filed herewith)

4.3	Form of Authorized Participant Agreement*

5.1	Form of Opinion of Vedder Price P.C. as to legality*

75

8.1	Form of Opinion of Vedder Price P.C. as to tax matters*

10.1	Form of Sponsor Agreement*

10.2	Form of Administration and Transfer Agency Services Agreement*

10.3	Form of Custodian Agreement*

10.4	Form of Distribution Agreement*

10.5	Form of Futures Account Agreement*

10.6	Form of Institutional Master Futures Client Account Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Vedder Price P.C. (included in Exhibits 5.1 and 8.1) *

24.1	Power of Attorney (included on signature page to this Registration Statement as filed herewith)

* To be filed by amendment.

(b)	The following financial statements are included in the Prospectus:

(1)	GraniteShares Bitcoin ETF

Report of Independent Public Accounting Firm dated [         ] *

Statement of Financial Condition dated [         ] *

Notes to Statement of Financial Condition *

(2)	GraniteShares Short Bitcoin ETF

Report of Independent Public Accounting Firm dated [         ] *

Statement of Financial Condition dated [         ] *

Notes to Statement of Financial Condition *

*To be furnished by amendment

76

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

77

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

78

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 15th day of December 2017.

GraniteShares ETP Trust Sponsor of the GraniteShares Advisors LLC

By:	/s/ William Rhind
Name:	William Rhind
Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned members of GraniteShares Advisors LLC, the sponsor of the Registrant, hereby constitutes William Rhind and Benoit Autier, individually and not jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ William Rhind	Principal Executive Officer	December 15, 2017
Name: William Rhind	Principal Financial Officer

/s/ Benoit Autier	Principal Accounting Officer	December 15, 2017
Name: Benoit Autier

79